EXHIBIT 99.1

Krispy Kreme Reports Third Quarter 2023 Results
Net Revenue grew 7.9% and Organic Revenue grew 9.6% with strong momentum to start Q4
Reaffirms mid-to-high end of Revenue and Adjusted EBITDA guidance
CHARLOTTE, NC (November 9, 2023) – Krispy Kreme, Inc. (NASDAQ: DNUT) (“Krispy Kreme” or the “Company”) today reported financial results for the third quarter ended October 1, 2023.
Third Quarter Highlights (vs Q3 2022)
•Net Revenue grew 7.9% to $407.4 million
•Organic Revenue grew 9.6% to $400.3 million
•GAAP Net Loss of $40.3 million primarily driven by non-cash, income tax expense accrual
•Adjusted EBITDA grew 13.5% to $43.7 million
•Adjusted EBITDA margins improved 50 basis points to 10.7%
•Global Points of Access growth accelerated, increasing 1,691, or 14.4%, to 13,394
“Our third quarter results showed the strength of our team, business model, and the power of our brand. We delivered revenue and Adjusted EBITDA growth, while delivering Adjusted EBITDA margin expansion through our hub and spoke model. Our global expansion continued, and our doughnuts became available in two new markets, Switzerland and Kazakhstan, and Insomnia Cookies expanded internationally into Canada and the United Kingdom. Overall, Global Points of Access growth accelerated, increasing by 1,691 or 14.4% year-over-year to 13,394,” stated CEO Mike Tattersfield. “We delivered the joy that is Krispy Kreme through powerful specialty doughnut offerings including the popular M&Ms collection, which was available in 17 countries, our extremely successful limited time offering with Pumpkin Spice, and an innovative new partnership with Hailey Bieber to promote her Krispy Kreme inspired strawberry glazed peptide lip treatment.”
Mike continued, “The path forward for Krispy Kreme remains incredibly exciting. Momentum continues into the seasonally strong fourth quarter enhanced by continued growth in global Points of Access, and a robust Halloween Scooby-Doo offering. We expect to open in Ecuador and France in the fourth quarter taking our new market openings to seven in 2023. We are also excited about our continued partnership with McDonald’s, which we believe has validated the attractiveness of the quick-service restaurant channel. While nothing has been finalized, we are in advanced discussions about expanding the partnership and are making investments in the U.S. that reflect our confidence in further scaling our Delivered Fresh Daily network. I could not be more excited to watch Krispy Kreme become the most loved sweet treat brand in the world and follow the Company’s continued success as Josh Charlesworth takes on the CEO position in 2024.”
Financial Highlights

$ in millions, except per share data	Q3 2023	vs Q3 2022	Q1-Q3 2023	vs. Q1-Q3 2022
Net Revenue	$407.4	+7.9%	$1,235.2	+9.8%
Organic Revenue (1)	$400.3	+9.6%	$1,229.6	+11.8%
GAAP Net Loss	$(40.3)	(240.0)%	$(38.5)	(394.6)%
Adjusted Net Income, Diluted (1)	$4.4	(3.6)%	$31.1	0.5%
GAAP Operating (Loss)/Income	$(2.1)	(105.7)%	$18.5	(22.3)%
GAAP Operating (Loss)/Income Margin	(0.5)%	-20 bps	1.5%	-60 bps
Adjusted EBITDA (1)	$43.7	+13.5%	$147.5	+9.4%
Adjusted EBITDA Margin (1)	10.7%	+50 bps	11.9%	-10 bps
GAAP Diluted EPS	$(0.24)	$(0.16)	$(0.24)	$(0.16)
Adjusted Diluted EPS (1)	$0.03	$0.00	$0.18	$0.00
Notes:
(1)Non-GAAP figures – please refer to Reconciliation of Non-GAAP Financial Measures.

Key Operating Metrics

$ in millions, except access points	Q3 2023	vs Q3 2022	vs Q2 2023
Global Points of Access	13,394	+14.4%	+4.1%
Sales per Hub (U.S.) TTM	$4.8	+9.1%	+2.1%
Sales per Hub (International) TTM	$9.9	0.0%	(4.8)%
Ecommerce as a Percent of Retail Sales	18.6%	+10 bps	-20 bps
Third Quarter 2023 Consolidated Results
Krispy Kreme’s third quarter 2023 results reflect continued year-over-year growth as compared to the third quarter of 2022. Net Revenue grew 7.9% to $407.4 million. Total Company Organic Revenue grew 9.6% in the quarter, led by the U.S., which delivered 10.2% organic growth in the quarter driven by growth across all sales channels, including Delivered Fresh Daily (“DFD”) doors, Doughnut Shops and Cookie Bakeries, and Ecommerce.
GAAP net loss for the quarter was $40.3 million, compared to a GAAP net loss of $11.8 million in 2022, due to the forecasted effective tax rate and attributable non-cash income tax expense. Adjusted Net Income, Diluted, decreased 3.6% to $4.4 million in the quarter. Adjusted EBITDA in the quarter grew in excess of revenue at 13.5% to $43.7 million, driven by improved profitability across each of our reportable segments. Adjusted EBITDA margins improved 50 basis points to 10.7% driven by efficiencies in and expansion of our hub and spoke model, as well as pricing actions taken throughout the quarter and from earlier in 2023. GAAP diluted EPS in the quarter was a $0.24 loss per share compared to a loss per share of $0.08 in the same quarter last year, while adjusted diluted EPS was flat compared to last year at $0.03 despite elevated interest rates.
Third Quarter 2023 Market Segment Results (vs Q3 2022)
U.S.: In the U.S. segment, net revenue grew $13.3 million, or approximately 5.4%, and organic revenue increased $23.9 million, or approximately 10.2%. Organic growth was driven by successful marketing activations, pricing actions, and the expansion of our DFD strategy. Sales per hub in the U.S. increased 9.1% to $4.8 million and DFD average sales per door increased 11.6% to $613 per week, with an additional 786 doors. Additionally, Ecommerce as a percent of retail sales grew 150 basis points, or $4.8 million.
U.S. Adjusted EBITDA increased 8.8% to $22.3 million with Adjusted EBITDA margin expansion of 30 basis points to 8.6%. This was primarily driven by the productivity benefits of the expansion of our hub and spoke model.
International: In the International segment, net revenue grew $14.2 million, or approximately 15.4%, aided by foreign currency translation impacts of $6.7 million from a weakening U.S. dollar. International organic revenue grew $7.5 million, or approximately 8.2%, with organic growth across all of our markets, driven by pricing and strong Points of Access growth of 416, or 12%.
International Adjusted EBITDA grew 17.3% to $21.4 million with Adjusted EBITDA margin expansion of 30 basis points to 20.2%, primarily driven by the U.K. and Australia where pricing and cost control initiatives continue to prove effective.
Market Development: In the Market Development segment, net revenue increased $2.3 million, or approximately 5.9%, despite lapping one-time franchise equipment sales and the impact of certain foreign currencies devaluing against the U.S. dollar. When adjusted for the impacts of acquisitions and foreign currency, Market Development organic revenue grew $3.5 million, or approximately 9.1%, driven by strong organic growth in Japan and Canada, and new markets openings including Kazakhstan and Switzerland.
Market Development Adjusted EBITDA grew 13.3% to $13.4 million with Adjusted EBITDA margin expansion of 220 basis points to 32.6% driven mainly by hub and spoke efficiencies in our company-owned Japan and Canada businesses.
Balance Sheet & Capital Expenditures
During the third quarter of 2023, the Company invested $34.3 million in capital expenditures, or 8.4% of revenue, primarily to support new store development, international expansion and the growth of our omni-channel strategy preparing for expansion in the QSR channel.
As of October 1, 2023 the Company had total available liquidity of $196.2 million, including $25.7 million of cash and cash equivalents plus undrawn capacity of $170.5 million under available credit facilities, and net debt of $849.8 million.

2023 Financial Outlook
With the exception of capital expenditures and interest expense, the Company is reiterating its outlook for the full year 2023 as follows:
•Net Revenue of $1.65 billion to $1.68 billion, +8% to +10% vs 2022 (+9% to +11% in constant currency)
•Organic Revenue growth of 9% to 11%
•Adjusted EBITDA of $205 million to $215 million, +8% to +13% vs 2022 (+10% to +14% in constant currency)
•Adjusted Net Income, Diluted, of $52 million to $58 million, +5% to +17% vs 2022 (+9% to +21% in constant currency)
•Adjusted Diluted EPS of $0.31 to $0.34, +7% to +17% vs 2022 (+10% to +21% in constant currency)
•Adjusted Income Tax rate between 24.5% to 26.0%
•Capital Expenditures of approximately 7% to 8% of revenue; updated from 6.6% driven by investments to support the growth of the business and foreign exchange rates
•Interest Expense, net between $47 million to $51 million; updated from $39 to $43 million driven by the reduction of vendor financing and higher prevailing interest rates
•The Company continues to expect to reduce its net leverage in 2023, as we make progress towards our 2026 goal of approximately 2.0x to 2.5x net leverage
As noted above, the Company continues to trend toward the middle to the higher end of the revenue and adjusted EBITDA ranges. Additionally, on October 3, 2023, the Company announced it is exploring strategic alternatives for Insomnia Cookies, which includes consideration of an all-cash sale. Guidance for the full year 2023 includes operations from Insomnia Cookies and, if a divestiture occurs, final results may reflect separation of Insomnia Cookies' operations.
Definitions
The following definitions apply to terms used throughout this press release:
•Global Points of Access: Reflects all locations at which fresh doughnuts or cookies can be purchased. We define global points of access to include all Hot Light Theater Shops, Fresh Shops, Carts and Food Trucks, DFD Doors and Cookie Bakeries, at both Company-owned and franchise locations as of the end of the respective reporting period. We monitor global points of access as a metric that informs the growth of our omni-channel presence over time and believe this metric is useful to investors to understand our footprint in each of our segments.
•Hubs: Reflects locations where fresh doughnuts are produced and processed for sale at any point of access. We define Hubs to include self-sustaining Hot Light Theater Shops and Doughnut Factories, at both Company-owned and franchise locations as of the end of the respective reporting period.
•Sales Per Hub: Sales per Hub equals Fresh Revenues from Hubs with Spokes, divided by the average number of Hubs with Spokes at the end of the five most recent quarters.
•Fresh Revenues from Hubs with Spokes: Fresh Revenues include product sales generated from our Doughnut Shop business (including Ecommerce and delivery), as well as DFD sales, but excluding sales from our legacy wholesale business and our Branded Sweet Treat Line. It also excludes all Insomnia Cookies revenues as the measure is focused on the Krispy Kreme business. Fresh Revenues from Hubs with Spokes equals the Fresh Revenues derived from those Hubs currently producing product for other shops, Carts and Food Trucks, and/or DFD Doors, but excluding Fresh Revenues derived from those Hubs not currently producing product for other shops, Carts and Food Trucks, and/or DFD Doors.
•Total Net Leverage Ratio: Calculated using Net Debt (including both bank debt and financing leases as part of debt) divided by Adjusted EBITDA.
•Free Cash Flow: Defined as cash provided by operating activities less purchases of property and equipment.
Conference Call
Krispy Kreme will host a public conference call at 8:30 AM Eastern Time today to discuss its results for the third quarter of 2023. The conference call can be accessed by dialing 1 (800) 599-5188 and entering the conference ID 5487868. International participants can access the call via the corresponding number listed here and entering the conference ID 5487868. To listen to the live audio webcast and Q&A, visit the Krispy Kreme investor relations website at investors.krispykreme.com. A replay and transcript of the webcast will be available on the website within 24 hours after the call. Krispy Kreme’s earnings press release and related materials will also be available on the investor relations section of the Company’s website.

Investor Relations
Stephanie Daukus
ir@krispykreme.com
Financial Media
Edelman Smithfield for Krispy Kreme, Inc.
Ashley Firlan & Ashna Vasa, KrispyKremeIR@edelman.com
About Krispy Kreme
Headquartered in Charlotte, N.C., Krispy Kreme is one of the most beloved and well-known sweet treat brands in the world. Our iconic Original Glazed® doughnut is universally recognized for its hot-off-the-line, melt-in-your-mouth experience. Krispy Kreme operates in more than 35 countries through its unique network of fresh doughnut shops, partnerships with leading retailers, and a rapidly growing Ecommerce and delivery business with more than 13,000 fresh points of access. Our purpose of touching and enhancing lives through the joy that is Krispy Kreme guides how we operate every day and is reflected in the love we have for our people, our communities and the planet. Connect with Krispy Kreme Doughnuts at www.KrispyKreme.com, or on one of its many social media channels, including www.Facebook.com/KrispyKreme and www.Twitter.com/KrispyKreme.
Cautionary Note Regarding Forward-Looking Statements
This press release contains forward-looking statements that involve risks and uncertainties. The words “continue,” “towards,” “expect,” “outlook,” “guidance,” or similar words, or the negative of these words, identify forward-looking statements. Such forward-looking statements are based on certain assumptions and estimates that we consider reasonable but are subject to various risks and uncertainties and assumptions relating to our operations, financial results, financial conditions, business, prospects, growth strategy and liquidity. Accordingly, there are, or will be, important factors that could cause our actual results to differ materially from those indicated in these statements. The inclusion of this forward-looking information should not be regarded as a representation by us that the future plans, estimates or expectations contemplated by us will be achieved. Our actual results could differ materially from the forward-looking statements included herein. Factors that could cause actual results to differ from those expressed in forward-looking statements include, without limitation, the risks and uncertainties described under the headings “Cautionary Note Regarding Forward-Looking Statements” and “Risk Factors” in our Annual Report on Form 10-K for the year ended January 1, 2023, filed by us with the Securities and Exchange Commission (“SEC”) and described in the other filings we make from time to time with the SEC. We believe that these factors include, but are not limited to, the impact of pandemics, changes in consumer preferences, the impact of inflation, and our ability to execute on our omni-channel business strategy. These forward-looking statements are made only as of the date of this document, and we do not undertake any obligation, other than as may be required by applicable law, to update or revise any forward-looking or cautionary statement to reflect changes in assumptions, the occurrence of events, unanticipated or otherwise, or changes in future operating results over time or otherwise.
Non-GAAP Measures
This press release includes certain non-GAAP financial measures including organic revenue growth, Adjusted EBITDA, Adjusted Net Income, Diluted, Adjusted Diluted EPS, Fresh Revenue from Hubs with Spokes, and Sales per Hub, which differ from results using U.S. Generally Accepted Accounting Principles (“GAAP”). These non-GAAP financial measures are not universally consistent calculations, limiting their usefulness as comparative measures. Other companies may calculate similarly titled financial measures differently than we do or may not calculate them at all. Additionally, these non-GAAP financial measures are not measurements of financial performance under GAAP. In order to facilitate a clear understanding of our consolidated historical operating results, you should examine our non-GAAP financial measures in conjunction with our historical consolidated financial statements and notes thereto filed with the SEC.
To the extent that the Company provides guidance, it does so only on a non-GAAP basis. The Company does not provide reconciliations of such forward-looking non-GAAP measures to GAAP due to the inability to predict the amount and timing of impacts outside of the Company’s control on certain items, such as net income and other charges reflected in our reconciliation of historic numbers, the amount of which, based on historical experience, could be significant.

Krispy Kreme, Inc.
Condensed Consolidated Statements of Operations (Unaudited)
(in thousands, except per share amounts)

	Quarter Ended		Three Quarters Ended
	October 1, 2023 (13 weeks)	October 2, 2022 (13 weeks)	October 1, 2023 (39 weeks)	October 2, 2022 (39 weeks)
Net revenues
Product sales	$398,745	$370,216	$1,209,767	$1,102,045
Royalties and other revenues	8,622	7,306	25,432	23,254
Total net revenues	407,367	377,522	1,235,199	1,125,299
Product and distribution costs	101,353	102,870	330,292	299,539
Operating expenses	195,380	177,592	575,953	520,260
Selling, general and administrative expense	68,305	54,801	192,355	160,266
Marketing expenses	12,478	10,995	32,101	32,369
Pre-opening costs	1,059	1,200	2,927	3,514
Other (income)/expenses, net	(1,102)	2,964	(6,051)	1,800
Depreciation and amortization expense	32,007	28,127	89,142	83,782
Operating (loss)/income	(2,113)	(1,027)	18,480	23,769
Interest expense, net	12,807	8,871	36,858	23,808
Other non-operating expense, net	971	1,648	3,031	2,083
Loss before income taxes	(15,891)	(11,546)	(21,409)	(2,122)
Income tax expense	24,367	294	17,121	5,668
Net loss	(40,258)	(11,840)	(38,530)	(7,790)
Net income attributable to noncontrolling interest	199	1,216	2,005	5,113
Net loss attributable to Krispy Kreme, Inc.	$(40,457)	$(13,056)	$(40,535)	$(12,903)
Net loss per share:
Common stock — Basic	$(0.24)	$(0.08)	$(0.24)	$(0.08)
Common stock — Diluted	$(0.24)	$(0.08)	$(0.24)	$(0.08)
Weighted average shares outstanding:
Basic	168,224	167,431	168,183	167,353
Diluted	168,224	167,431	168,183	167,353

Krispy Kreme, Inc.
Condensed Consolidated Balance Sheets
(in thousands, except per share amounts)

	As of
	(Unaudited) October 1, 2023	January 1, 2023
ASSETS
Current assets:
Cash and cash equivalents	$25,711	$35,371
Restricted cash	430	359
Accounts receivable, net	49,854	51,089
Inventories	35,063	46,239
Taxes receivable	17,886	18,263
Prepaid expense and other current assets	31,118	26,953
Total current assets	160,062	178,274
Property and equipment, net	517,528	472,358
Goodwill	1,092,000	1,087,908
Other intangible assets, net	949,463	966,088
Operating lease right of use asset, net	448,569	417,381
Other assets	19,581	26,528
Total assets	$3,187,203	$3,148,537
LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Current portion of long-term debt	$43,492	$40,034
Current operating lease liabilities	49,408	43,160
Accounts payable	178,725	225,276
Accrued liabilities	164,577	104,424
Structured payables	88,838	103,575
Total current liabilities	525,040	516,469
Long-term debt, less current portion	827,429	739,052
Noncurrent operating lease liabilities	441,732	412,759
Deferred income taxes, net	109,925	143,124
Other long-term obligations and deferred credits	34,067	38,258
Total liabilities	1,938,193	1,849,662
Commitments and contingencies
Shareholders’ equity:
Common stock,$0.01 par value; 300,000 shares authorized as of both October 1, 2023 and January 1, 2023; 168,594 and 168,137 shares issued and outstanding as of October 1, 2023 and January 1, 2023, respectively	1,686	1,681
Additional paid-in capital	1,437,488	1,426,105
Shareholder note receivable	(3,820)	(4,813)
Accumulated other comprehensive loss, net of income tax	(7,516)	(9,151)
Retained deficit	(275,698)	(217,490)
Total shareholders’ equity attributable to Krispy Kreme, Inc.	1,152,140	1,196,332
Noncontrolling interest	96,870	102,543
Total shareholders’ equity	1,249,010	1,298,875
Total liabilities and shareholders’ equity	$3,187,203	$3,148,537

Krispy Kreme, Inc.
Condensed Consolidated Statements of Cash Flows (Unaudited)
(in thousands)

	Three Quarters Ended
	October 1, 2023 (39 weeks)	October 2, 2022 (39 weeks)
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(38,530)	$(7,790)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization expense	89,142	83,782
Deferred income taxes	12,634	(10,259)
Loss on extinguishment of debt	472	—
Impairment and lease termination charges	7,711	7,255
Gain on disposal of property and equipment	(168)	(244)
Gain on sale-leaseback	(9,646)	(4,311)
Share-based compensation	17,821	13,318
Change in accounts and notes receivable allowances	504	378
Inventory write-off	10,522	388
Settlement of interest rate swap derivatives	7,657	—
Amortization related to settlement of interest rate swap derivatives	(7,334)	—
Other	566	804
Change in operating assets and liabilities, excluding business acquisitions and foreign currency translation adjustments	(47,319)	(12,591)
Net cash provided by operating activities	44,032	70,730
CASH FLOWS USED FOR INVESTING ACTIVITIES:
Purchase of property and equipment	(88,605)	(75,002)
Proceeds from disposals of assets	202	856
Proceeds from sale-leaseback	10,025	5,700
Acquisition of shops and franchise rights from franchisees, net of cash acquired	—	(17,335)
Purchase of equity method investment	—	(989)
Other investing activities	20	(931)
Net cash used for investing activities	(78,358)	(87,701)
CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from the issuance of debt	1,044,698	121,500
Repayment of long-term debt and lease obligations	(965,250)	(70,180)
Payment of financing costs	(5,000)	—
Proceeds from structured payables	145,099	219,459
Payments on structured payables	(159,571)	(211,778)
Payment of contingent consideration related to a business combination	(925)	(900)
Capital contribution by shareholders, net of loans issued	631	(288)
Payments of issuance costs in connection with IPO	—	(12,458)
Proceeds from sale of noncontrolling interest in subsidiary	—	410
Distribution to shareholders	(17,657)	(17,570)
Payments for repurchase and retirement of common stock	(1,609)	(2,425)
Distribution to noncontrolling interest	(12,883)	(11,525)
Net cash provided by financing activities	27,533	14,245
Effect of exchange rate changes on cash, cash equivalents and restricted cash	(2,796)	(7,967)
Net decrease in cash, cash equivalents and restricted cash	(9,589)	(10,693)
Cash, cash equivalents and restricted cash at beginning of period	35,730	39,192
Cash, cash equivalents and restricted cash at end of period	$26,141	$28,499

Net cash provided by operating activities	$44,032	$70,730
Less: Purchase of property and equipment	(88,605)	(75,002)
Free cash flow	$(44,573)	$(4,272)

Krispy Kreme, Inc.
Reconciliation of Non-GAAP Financial Measures (Unaudited)
(in thousands, except per share amounts)
We define “Adjusted EBITDA” as earnings before interest expense, net, income tax expense, and depreciation and amortization, with further adjustments for share-based compensation, certain strategic initiatives, acquisition and integration expenses, and other certain non-recurring, infrequent or non-core income and expense items. Adjusted EBITDA is a principal metric that management uses to monitor and evaluate operating performance and provides a consistent benchmark for comparison across reporting periods.
We define “Adjusted Net Income, Diluted” as net loss attributable to common shareholders, adjusted for interest expense, share-based compensation, certain strategic initiatives, acquisition and integration expenses, amortization of acquisition-related intangibles, the tax impact of adjustments, and other certain non-recurring, infrequent or non-core income and expense items. “Adjusted EPS” is Adjusted Net Income, Diluted converted to a per share amount.
Adjusted EBITDA, Adjusted Net Income, Diluted, and Adjusted EPS have certain limitations, including adjustments for income and expense items that are required by GAAP. In evaluating these non-GAAP measures, you should be aware that in the future we will incur expenses that are the same as or similar to some of the adjustments in this presentation, such as share-based compensation. Our presentation of Adjusted EBITDA, Adjusted Net Income, Diluted, and Adjusted EPS should not be construed to imply that our future results will be unaffected by any such adjustments. Management compensates for these limitations by relying on our GAAP results in addition to using Adjusted EBITDA, Adjusted Net Income, Diluted, and Adjusted EPS supplementally.

	Quarter Ended		Three Quarters Ended
(in thousands)	October 1, 2023	October 2, 2022	October 1, 2023	October 2, 2022
Net loss	$(40,258)	$(11,840)	$(38,530)	$(7,790)
Interest expense, net	12,807	8,871	36,858	23,808
Income tax expense	24,367	294	17,121	5,668
Depreciation and amortization expense	32,007	28,127	89,142	83,782
Share-based compensation	7,452	2,825	17,821	13,318
Employer payroll taxes related to share-based compensation	96	2	310	92
Other non-operating expense, net (1)	971	1,648	3,031	2,083
Strategic initiatives (2)	5,895	86	23,841	206
Acquisition and integration expenses (3)	49	790	479	1,389
New market penetration expenses (4)	678	313	1,013	683
Shop closure (income)/expenses, net (5)	(449)	5,735	356	7,859
Restructuring and severance expenses (6)	552	2,328	2,799	2,804
Gain on sale-leaseback	—	(1,937)	(9,646)	(4,311)
Other (7)	(426)	1,300	2,888	5,219
Adjusted EBITDA	$43,741	$38,542	$147,483	$134,810

	Quarter Ended		Three Quarters Ended
(in thousands)	October 1, 2023	October 2, 2022	October 1, 2023	October 2, 2022
Segment Adjusted EBITDA:
U.S.	$22,258	$20,452	$88,878	$77,014
International	21,406	18,254	54,436	55,033
Market Development	13,371	11,797	46,071	36,642
Corporate	(13,294)	(11,961)	(41,902)	(33,879)
Adjusted EBITDA	$43,741	$38,542	$147,483	$134,810

	Quarter Ended		Three Quarters Ended
(in thousands, except per share amounts)	October 1, 2023	October 2, 2022	October 1, 2023	October 2, 2022
Net loss	$(40,258)	$(11,840)	$(38,530)	$(7,790)
Share-based compensation	7,452	2,825	17,821	13,318
Employer payroll taxes related to share-based compensation	96	2	310	92
Other non-operating expense, net (1)	971	1,648	3,031	2,083
Strategic initiatives (2)	5,895	86	23,841	206
Acquisition and integration expenses (3)	49	790	479	1,389
New market penetration expenses (4)	678	313	1,013	683
Shop closure (income)/expenses, net (5)	(449)	5,735	356	8,109
Restructuring and severance expenses (6)	552	2,328	2,799	2,804
Gain on sale-leaseback	—	(1,937)	(9,646)	(4,311)
Other (7)	(426)	1,300	2,888	5,219
Amortization of acquisition related intangibles (8)	7,386	7,083	22,027	21,307
Loss on extinguishment of 2019 Facility (9)	—	—	472	—
Tax impact of adjustments (10)	22,694	(2,470)	8,574	(5,889)
Tax specific adjustments (11)	(28)	—	(2,343)	(628)
Net income attributable to noncontrolling interest	(199)	(1,216)	(2,005)	(5,113)
Adjustment to adjusted net income attributable to common shareholders	—	—	—	(374)
Adjusted net income attributable to common shareholders - Basic	$4,413	$4,647	$31,087	$31,105
Additional income attributed to noncontrolling interest due to subsidiary potential common shares	(7)	(76)	(14)	(174)
Adjusted net income attributable to common shareholders - Diluted	$4,406	$4,571	$31,073	$30,931
Basic weighted average common shares outstanding	168,224	167,431	168,183	167,353
Dilutive effect of outstanding common stock options, RSUs, and PSUs	2,421	1,822	2,249	2,006
Diluted weighted average common shares outstanding	170,645	169,253	170,432	169,359
Adjusted net income per share attributable to common shareholders:
Basic	$0.03	$0.03	$0.18	$0.19
Diluted	$0.03	$0.03	$0.18	$0.18
(1)Primarily foreign translation gains and losses in each period.
(2)The quarter and three quarters ended October 1, 2023 consist primarily of costs associated with global transformation and U.S. initiatives such as the decision to exit the Branded Sweet Treats business, including property, plant and equipment impairments, inventory write-offs, employee severance, and other related costs.
(3)Consists of acquisition and integration-related costs in connection with the Company’s business and franchise acquisitions, including legal, due diligence, and advisory fees incurred in connection with acquisition and integration-related activities for the applicable period.
(4)Consists of start-up costs associated with entry into new countries for which the Company’s brands have not previously operated, including the Insomnia Cookies brand entering Canada and the U.K.
(5)Includes lease termination costs, impairment charges, and loss on disposal of property, plant and equipment. The quarter and three quarters ended October 1, 2023 include gains related to the termination of leases at certain Krispy Kreme shops in the U.S. where the Company had already recognized impairment of the corresponding right of use assets in a prior period.
(6)The quarter and three quarters ended October 1, 2023 and October 2, 2022 consist primarily of costs associated with restructuring of the global executive team.
(7)The quarter and three quarters ended October 1, 2023 and October 2, 2022 consist primarily of legal and other regulatory expenses incurred outside the ordinary course of business.
(8)Consists of amortization related to acquired intangible assets as reflected within depreciation and amortization in the Condensed Consolidated Statements of Operations.
(9)Includes interest expenses related to unamortized debt issuance costs from the 2019 Facility associated with extinguished lenders as a result of the March 2023 debt refinancing.
(10)Tax impact of adjustments calculated applying the applicable statutory rates. The quarter and three quarters ended October 1, 2023 and October 2, 2022 also include the impact of disallowed executive compensation expense.
(11)The quarter and three quarters ended October 1, 2023 consist of the recognition of a previously unrecognized tax benefit unrelated to ongoing operations, the effect of tax law changes on existing temporary differences, and a discrete tax benefit unrelated to ongoing operations.

Krispy Kreme, Inc.
Segment Reporting (Unaudited)
(in thousands, except percentages or otherwise stated)

	Quarter Ended		Three Quarters Ended
	October 1, 2023	October 2, 2022	October 1, 2023	October 2, 2022
Net revenues:
U.S.	$260,177	$246,830	$808,938	$739,414
International	106,130	91,934	294,750	272,988
Market Development	41,060	38,758	131,511	112,897
Total net revenues	$407,367	$377,522	$1,235,199	$1,125,299

Q3 2023 Organic Revenue - QTD (in thousands, except percentages)	U.S.	International	Market Development	Total Company
Total net revenues in third quarter of fiscal 2023	$260,177	$106,130	$41,060	$407,367
Total net revenues in third quarter of fiscal 2022	246,830	91,934	38,758	377,522
Total Net Revenues Growth	13,347	14,196	2,302	29,845
Total Net Revenues Growth %	5.4%	15.4%	5.9%	7.9%
Less: Impact of shop optimization closures	(3,096)	—	—	(3,096)
Less: Impact of Branded Sweet Treats exit	(9,035)	—	—	(9,035)
Adjusted net revenues in third quarter of fiscal 2022	234,699	91,934	38,758	365,391
Adjusted net revenue growth	25,478	14,196	2,302	41,976
Impact of acquisitions	(1,575)	—	457	(1,118)
Impact of foreign currency translation	—	(6,677)	765	(5,912)
Organic Revenue Growth	$23,903	$7,519	$3,524	$34,946
Organic Revenue Growth %	10.2%	8.2%	9.1%	9.6%

Q3 2023 Organic Revenue - YTD (in thousands, except percentages)	U.S.	International	Market Development	Total Company
Total net revenues in first three quarters of fiscal 2023	$808,938	$294,750	$131,511	$1,235,199
Total net revenues in first three quarters of fiscal 2022	739,414	272,988	112,897	1,125,299
Total Net Revenues Growth	69,524	21,762	18,614	109,900
Total Net Revenues Growth %	9.4%	8.0%	16.5%	9.8%
Less: Impact of shop optimization closures	(9,613)	—	—	(9,613)
Less: Impact of Branded Sweet Treats exit	(15,736)	—	—	(15,736)
Adjusted net revenues in first three quarters of fiscal 2022	714,065	272,988	112,897	1,099,950
Adjusted net revenue growth	94,873	21,762	18,614	135,249
Impact of acquisitions	(7,678)	—	2,227	(5,451)
Impact of foreign currency translation	—	(4,593)	4,475	(118)
Organic Revenue Growth	$87,195	$17,169	$25,316	$129,680
Organic Revenue Growth %	12.2%	6.3%	22.4%	11.8%

Q3 2022 Organic Revenue - QTD (in thousands, except percentages)	U.S.	International	Market Development	Total Company
Total net revenues in third quarter of fiscal 2022	$246,830	$91,934	$38,758	$377,522
Total net revenues in third quarter of fiscal 2021	225,807	87,262	29,730	342,799
Total Net Revenues Growth	21,023	4,672	9,028	34,723
Total Net Revenues Growth %	9.3%	5.4%	30.4%	10.1%
Impact of acquisitions	(1,030)	—	(3,862)	(4,892)
Impact of foreign currency translation	—	8,890	2,564	11,454
Organic Revenue Growth	$19,993	$13,562	$7,730	$41,285
Organic Revenue Growth %	8.9%	15.5%	26.0%	12.0%

Q3 2022 Organic Revenue - YTD (in thousands, except percentages)	U.S.	International	Market Development	Total Company
Total net revenues in first three quarters of fiscal 2022	$739,414	$272,988	$112,897	$1,125,299
Total net revenues in first three quarters of fiscal 2021	679,195	243,005	91,594	1,013,794
Total Net Revenues Growth	60,219	29,983	21,303	111,505
Total Net Revenues Growth %	8.9%	12.3%	23.3%	11.0%
Impact of acquisitions	(4,955)	—	(10,653)	(15,608)
Impact of foreign currency translation	—	18,843	5,769	24,612
Organic Revenue Growth	$55,264	$48,826	$16,419	$120,509
Organic Revenue Growth %	8.1%	20.1%	17.9%	11.9%

Sales per Hub	Trailing Four Quarters Ended	Fiscal Year Ended
(in thousands, unless otherwise stated)	October 1, 2023	January 1, 2023	January 2, 2022
U.S.:
Revenues	$1,079,774	$1,010,250	$923,129
Non-Fresh Revenues (1)	(18,488)	(38,380)	(37,311)
Fresh Revenues from Insomnia Cookies and Hubs without Spokes (2)	(400,567)	(404,430)	(414,899)
Sales from Hubs with Spokes	660,719	567,440	470,919
Sales per Hub (millions)	4.8	4.5	4.0

International:
Sales from Hubs with Spokes (3)	$387,678	$365,916	$332,995
Sales per Hub (millions) (4)	9.9	9.9	8.6
(1)Includes the exited Branded Sweet Treats business revenues.
(2)Includes Insomnia Cookies revenues and Fresh Revenues generated by Hubs without Spokes.
(3)Total International net revenues is equal to Fresh Revenues from Hubs with Spokes for that business segment.
(4)International Sales per Hub comparative data has been restated in constant currency based on current exchange rates.

Krispy Kreme, Inc.
Global Points of Access (Unaudited)

	Global Points of Access (1)
	Quarter Ended		Fiscal Year Ended
	October 1, 2023	October 2, 2022	January 1, 2023
U.S.: (2)
Hot Light Theater Shops	229	240	234
Fresh Shops	65	61	62
Cookie Bakeries	247	227	231
Carts, Food Trucks, and Other (3)	—	1	—
DFD Doors (5)	6,506	5,720	5,729
Total	7,047	6,249	6,256
International:
Hot Light Theater Shops	36	35	37
Fresh Shops	410	384	388
Carts, Food Trucks, and Other (3)	16	12	14
DFD Doors	3,393	3,008	3,032
Total	3,855	3,439	3,471
Market Development: (4)
Hot Light Theater Shops	122	111	115
Fresh Shops	989	809	873
Cookie Bakeries	2	—	—
Carts, Food Trucks, and Other (3)	29	29	27
DFD Doors	1,350	1,066	1,095
Total	2,492	2,015	2,110
Total Global Points of Access (as defined)	13,394	11,703	11,837
Total Hot Light Theater Shops	387	386	386
Total Fresh Shops	1,464	1,254	1,323
Total Cookie Bakeries	249	227	231
Total Shops	2,100	1,867	1,940
Total Carts, Food Trucks, and Other	45	42	41
Total DFD Doors	11,249	9,794	9,856
Total Global Points of Access (as defined)	13,394	11,703	11,837
(1)Excludes the recently exited Branded Sweet Treats distribution points.
(2)Includes Points of Access that were acquired from a franchisee in the U.S. in the third quarter of fiscal 2022. These Points of Access were previously included in the Market Development segment prior to the acquisition date.
(3)Carts and Food Trucks are non-producing, mobile (typically on wheels) facilities without walls or a door where product is received from a Hot Light Theater Shop or Doughnut Factory. Other includes a vending machine. Points of Access in this category are primarily found in international locations in airports, train stations, etc.
(4)Includes locations in Japan and Canada, which are Company-owned. All remaining Points of Access in the Market Development segment relate to our franchise business.
(5)Includes over 160 McDonald’s test shops located in Louisville and Lexington, Kentucky and the surrounding area as of October 1, 2023.

Krispy Kreme, Inc.
Global Hubs (Unaudited)

	Hubs
	Quarter Ended		Fiscal Year Ended
	October 1, 2023	October 2, 2022	January 1, 2023
U.S.:
Hot Light Theater Shops (1)	222	237	228
Doughnut Factories	4	4	4
Total	226	241	232
Hubs with Spokes	148	126	133
Hubs without Spokes	78	115	99
International:
Hot Light Theater Shops (1)	30	26	28
Doughnut Factories	11	11	11
Total	41	37	39
Hubs with Spokes	41	37	39
Market Development:
Hot Light Theater Shops (1)	115	107	110
Doughnut Factories	26	26	27
Total	141	133	137
Total Hubs	408	411	408
(1)Includes only Hot Light Theater Shops and excludes Mini Theaters. A Mini Theater is a Spoke location that produces some doughnuts for itself and also receives doughnuts from another producing location.

Krispy Kreme, Inc.
Net Debt and Leverage (Unaudited)
(in thousands, except leverage ratio)

(in thousands, except leverage ratio)	October 1, 2023		January 1, 2023
Current portion of long-term debt	$43,492		$40,034
Long-term debt, less current portion	827,429		739,052
Total long-term debt, including debt issuance costs	870,921		779,086
Add back: Debt issuance costs	4,634		2,247
Total long-term debt, excluding debt issuance costs	875,555		781,333
Less: Cash and cash equivalents	(25,711)		(35,371)
Net debt	$849,844		$745,962
Adjusted EBITDA - trailing four quarters	203,402		190,729
Net leverage ratio	4.2	x	3.9	x